Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No.1 to Registration Statement on Form S-4 of Endologix, Inc. of our report dated March 9, 2015 relating to the financial statements of TriVascular Technologies, Inc., which appears in TriVascular Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

December 18, 2015